Exhibit 10.13

In compliance with Regulation S-K Item 601(b)(10)(iv), certain identified information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed

CONTRACT NO. 5881

MASTER PRODUCTS AND SERVICES AGREEMENT

This MASTER PRODUCTS AND SERVICES AGREEMENT ("Agreement") is made and entered into as of this 1st day of April 2019 (the "Effective Date") by and between KAISER FOUNDATION HEALTH PLAN, INC. ("Kaiser") and Itamar Medical Inc. ("Supplier"). This Agreement commences on the Effective Date and expires on March 31st, 2022, unless terminated or extended as provided herein (the "Term"). Kaiser and Supplier agree as follows:

1. DEFINITIONS

1.1 "Acceptance" means a Customer's verification that the Product and/or Service conforms to the Specifications, is ready for commercial use and all required documentation has been delivered.

1.2 "Customer" means any KP Entity purchasing Products under this Agreement.

1.3 "Change Notice" means a document issued by a Customer and accepted by Supplier pursuant to this Agreement to amend a Purchase Order placed by such Customer.

1.4 "Claims" has the meaning in Section 6.7 of this Agreement.

1.5 "Delivery Location" means the location specified by the Customer for delivery of a Product.

1.6 "Indemnified Party" has the meaning in Section 6.7 of this Agreement.

1.7 "KP Entity" means an entity participating in the integrated health care delivery organization doing business as Kaiser Permanente® and its affiliates, which includes, without limitation, Kaiser Foundation Health Plan, Inc., Kaiser Foundation Hospitals, The Permanente Federation, the Permanente Medical Groups, Kaiser Permanente Insurance Company, Kaiser Permanente Ventures, and all subsidiaries and successors of the foregoing.

1.8 "Law" means federal, state and local statutes, implementing regulations, executive orders, ordinances and case law, including healthcare program statutes, regulations and policies and local and foreign laws and regulations applicable to Supplier and its affiliates.

1.9 "Product" means any product listed on Exhibit A that Supplier is offering to supply under this Agreement, including related documentation, deliverables, software, spare parts and upgrades, as applicable.

1.10 "Prices" means the prices for Products and Services under this Agreement as set forth in Exhibit A.

1.11 "Purchase Order" or "PO" means a purchase order for Products and Services issued by a Customer to Supplier under this Agreement.

Master Products and Service Agreement 1 March 20, 2019
Template Version – 4/26/17 [#322939-v17] CONFIDENTIAL

DocuSign Envelope ID: 401D7E57-BECF-4F17-A613-8D2D118C4753 1.12 “Specifications” means the technical and functional specifications for a Product and Services as described in Exhibit B or, if no specifications are set forth in Exhibit B, the published specifications. 2. ORGANIZATION AND BACKGROUND 2.1 Supplier. During the Term of this Agreement, Supplier agrees to supply the Products and Services to KP Entities according to the terms and conditions as set forth in this Agreement. 2.2 Customers. Any KP Entity (including any entity that becomes a KP Entity after the Effective Date) in any location within the United States may elect to purchase Products and Services pursuant to the terms and conditions of this Agreement. This Agreement does not obligate any KP Entity to purchase any minimum quantity or dollar value of Products or Services. This Agreement is non-exclusive. KP Entities may purchase competing products or services from other vendors without restriction. A Customer is bound to the terms and conditions of this Agreement by purchasing Products or Services under this Agreement. Each Customer is solely and exclusively liable directly to Supplier for all of its payments and any other obligations with respect to the Products and Services purchased and Purchase Orders placed by such Customer. 2.3 Kaiser. Kaiser has negotiated this Agreement for the benefit of the KP Entities. Kaiser does not commit to any participation by KP Entities. If Kaiser places Purchase Orders, it will be deemed to be a KP Entity and will have all of the rights and obligations of a Customer under this Agreement with respect to its Purchase Orders. Kaiser has no liability or responsibility to Supplier for a Purchase Order placed by any other KP Entity. 3. PURCHASING PRODUCTS [REDACTED] 3.1 Pricing. Exhibit A sets forth the Prices for each Product and Service. Within 30 days of Kaiser’s or any Customer’s determination that Supplier is not in compliance, Supplier must amend Exhibit A of this Agreement to provide the more favorable terms. Rebate. Supplier will issue a credit to Kaiser for the period of April 1st through March 31st of the 3.2 following year (the "Rebate Period"), during each year of the Agreement, based on the incremental increase of the annual aggregate spend under the Agreement from the previous contract year with [REDACTED] Supplier. The rebate value will correspond to of the incremental increase in value of spend during the Rebate Period under the Agreement. Customers may use this credit in exchange for any of the following – consumables, products and upgrades sold by Supplier, at the Agreement prices. For example: [REDACTED] if the annual aggregate spend with Supplier under the Agreement in 2017 Supplier will provide the credit amount to KP within 30 days after the end of the Rebate Period. The rebate will be allocated to the purchasing Customers based on Kaiser's written instructions to Supplier. 3.3 Taxes. Master Products and Service Agreement Template Version – 4/26/17 [#322939-v17] 2 March 20, 2019 CONFIDENTIAL

DocuSign Envelope ID: 401D7E57-BECF-4F17-A613-8D2D118C4753 3.3.1 Taxes on Direct Purchases. Supplier must, as applicable, calculate and pay any applicable local and state sales/use tax with respect to the direct purchase of any Product and Service. Unless the applicable Customer is tax-exempt, Supplier may invoice the Customer for these taxes if they are correctly and separately reflected on the invoice. Should the Supplier not be required to collect sales taxes on a taxable transaction, Customer will self-assess use taxes on the transaction and remit such taxes directly to the proper tax authorities and will provide verification of the amount paid upon request by the Supplier. 3.3.2 Property Taxes. The party with title to a Product must pay any property tax. Supplier must reimburse any Customer for property tax the Customer pays on a Product owned by Supplier. 3.3.3 Federal Excise Tax. Supplier must pay any Federal Excise Tax. Supplier may invoice the Customer for these taxes if (a) it is required by law; and (b) they are correctly and separately reflected on the invoice. 3.4 Ordering. Customer may issue a Purchase Order using Customer’s designated format (e.g. fax, electronic or web-based interface). Customer may change a Purchase Order prior to the shipment date by issuing a Change Notice. Customer is not required to place any minimum orders for Products or Services or pay any minimum fees in connection with a Purchase Order or Change Notice. 3.5 Shipment. Unless otherwise agreed to between Supplier and any Customer, Supplier must ship an ordered Product to the Delivery Location within two business days after Supplier’s receipt of the Customer’s order for the Product. All Products must be properly packed. Customer’s prior written approval is required for any partial shipments. Shipping terms are as follows: (i) Products Excluding Capital Equipment - FOB Origin, Freight Collect. Except as set forth below, prices for Products are FOB Origin, Freight Collect, with risk of loss passing to Customer upon delivery to Customer's common carrier. Supplier shall arrange shipment of the Product (including any expedited or overnight shipment) using the carrier, shipping and billing information provided by Customer, as stated in Chapter 5 (Transportation) of the Distribution and Transportation Guide referenced in Exhibit B of this Agreement; Capital Equipment - FOB Destination. Prices for capital equipment Products, which are (ii) [REDACTED] individually priced at or more (“Capital Equipment”), are FOB Destination, with risk of loss passing to Customer upon delivery to Customer. Upon Customer’s request, Supplier will ship Capital Equipment FOB Origin, Freight Collect using the carrier and billing information provided by Customer and with the prices for the Capital Equipment decreased to remove the freight; and Software. All software supplied to Customer (excluding software embedded in the Products) must be delivered to Customer electronically. (iii) 3.6 Invoicing. Supplier is solely responsible for invoicing Customer for Products and Services. Supplier will not invoice Customer for any fees or expenses not specified in this Agreement or a PO, unless mutually agreed upon in writing between Supplier and Customer. Supplier’s invoices must comply with the Kaiser Permanente Invoice and Accounts Payable Requirements, which are referenced in Exhibit B. Unless otherwise agreed in Exhibit A, Supplier will not issue an invoice for Products and related Services until (i) the Acceptance date or (ii) the shipment date, if Acceptance is not applicable. Master Products and Service Agreement Template Version – 4/26/17 [#322939-v17] 3 March 20, 2019 CONFIDENTIAL

DocuSign Envelope ID: 401D7E57-BECF-4F17-A613-8D2D118C4753 Payment. A Customer must pay for an ordered Product within[REDACTED] after the Customer’s 3.7 receipt of an accurate invoice. Supplier will not place Kaiser or any Customer’s facilities or locations on credit hold for any reason. All amounts that a Customer is required to pay to Supplier under this Agreement will be subject to deduction or offset by Customer from any amounts owed by Supplier to Customer by reason of any claim or counterclaim arising out of this Agreement or any Purchase order. 3.8 Products. 3.8.1 Packaging. All Product packaging and shipping containers should identify the Purchase Order number, UPC barcodes, expiration date and other Product identifiers reasonably required by Kaiser or a Customer. All shipments must include a packing slip. 3.8.2 Discontinuing Products. Unless otherwise agreed, Supplier will not (i) discontinue the supply of any Product without 12 months’ prior written notice to Kaiser or (ii) discontinue the supply of maintenance services or spare parts for Products, if any, during the useful life of the Products. 3.8.3 Support and Maintenance. Supplier agrees to make service and maintenance support available for its Products throughout the useful life of the Product supplied to Kaiser and for a minimum of seven (7) years after the sale of a Product. 3.8.4 Software License. To the extent a Product includes software, Supplier hereby grants to Customer, for the benefit of the KP Entities, a non-exclusive, worldwide, perpetual and unlimited (unless a limitation on the number of users, computer systems or other similar restrictions on Customer’s usage is expressly stated in Exhibit A) license to install, display, access, store and use any software and documentation supplied by Supplier to Customer under the Agreement (including any updates or modifications thereof) for the Customer’s business purposes. This license grant includes, at no additional charge, the right to make and use a reasonable number of copies of the software and documentation for testing, back-up, archival and disaster recovery purposes, and of the documentation for internal training, support and deployment. Customer may permit its consultants and contractors to exercise its rights under this license for the purpose of providing services to Customer. 4. WARRANTIES 4.1 General. Supplier represents and warrants that (a) Products will be free from defects in design, workmanship and materials and will conform to the applicable Specifications for 12 months from the date of Acceptance; and (b) Supplier’s employees and agents will have the certifications, skills and qualifications necessary to provide the Services in a timely, competent, and professional manner in accordance with Law and generally accepted industry standards. Supplier also warrants that consumable Products will have a minimum 12 month expiration date/shelf life on the shipment date. 4.2 Title. Supplier warrants that it has good and merchantable title to the Products, and the Products must be delivered to Customer free and clear of all liens and encumbrances. 4.3 Extension of Warranties. Supplier’s warranties provided in this Section and as otherwise provided in this Agreement will run to and extend to a Customer and its successors, assigns, customers and users of Products and to any other person or entity to whom Products are transferred. Master Products and Service Agreement Template Version – 4/26/17 [#322939-v17] 4 March 20, 2019 CONFIDENTIAL

DocuSign Envelope ID: 401D7E57-BECF-4F17-A613-8D2D118C4753 4.4 Warranties Cumulative. The warranties provided in this Section and all other warranties provided under this Agreement are cumulative and will apply to any replacement or modification of Products by Supplier and such warranties are in addition to any warranties provided by law or in equity. 4.5 Product Returns. If Products or Services are nonconforming to the Agreement or PO, Customer may, at its option, return any or all of the Products at Supplier’s expense for a full refund or require Supplier to promptly replace, repair or re-perform non-conforming Products and/or Services without any penalty, termination or cancellation fees. Customer has 45 days from the date of delivery to inspect and accept or reject the Product. Upon the expiration of said 45 days, the Product shall be deemed Accepted. Supplier will be responsible for Customer’s reasonable costs and expenses of collecting and transporting rejected Products to Supplier. Failure to inspect and test by a Customer will not relieve Supplier in any way from its obligations under this Agreement, including any testing, inspection, warranty and quality control responsibilities. 4.6 Product Recalls. In addition to any notification required by Law, within 24 hours after Supplier first learns of a recall or other circumstance where a Product may present an unreasonable risk of substantial harm, Supplier agrees to notify the Kaiser Permanente National Recall Department (kp-product-recall@kp.org) and any Customer facility that received or ordered the affected Product. Supplier must use its reasonable commercial efforts to monitor the recall status of affected Products. Each notice must include specific information related to the recall as well as the suggested action to be taken by the Customer. Supplier must reimburse each Customer for its costs associated with the correction of a recall and actions taken in response to a recall. This Section survives the expiration or other termination of this Agreement, regardless of the cause giving rise to the expiration or termination. 4.7 Disclaimer. SUPPLIER DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT WITH RESPECT TO SUPPLIER’S PRODUCT RECALL AND INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT, ANY STATEMENT OF WORK AND ANY ASSOCIATED BUSINESS ASSOCIATE AGREEMENT, IN NO EVENT WILL SUPPLIER OR CUSTOMER BE LIABLE FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES ARISING HEREUNDER, INCLUDING BUT NOT LIMITED TO LOST PROFITS, BUSINESS INTERRUPTION LOSSES OR LOSS OF GOODWILL, EVEN IF SUPPLIER OR KAISER OR CUSTOMER HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE. 5. TERM AND TERMINATION 5.1 Extension of Term. Kaiser may extend the Term of this Agreement for two (2) additional one (1) year periods. Kaiser will provide written notice of the extension of the Term prior to the expiration of the then-current Term. 5.2 Termination for Convenience. Kaiser may terminate this Agreement at any time with or without cause upon 60 days prior written notice to Supplier. 5.3 Termination for Breach. This Agreement and any Purchase Orders may be terminated without cost by sending written notice to the breaching party if a material breach has not been cured within thirty (30) days after receipt of written notice describing such breach in reasonable detail. 5.4Effect of Termination. The termination of this Agreement for any reason does not excuse either party from performing any duty or obligation assumed under this Agreement before the date of Master Products and Service Agreement Template Version – 4/26/17 [#322939-v17] 5 March 20, 2019 CONFIDENTIAL

DocuSign Envelope ID: 401D7E57-BECF-4F17-A613-8D2D118C4753 termination. The termination of this Agreement or a Purchase Order (or Change Notice) for material breach (i) does not have the effect of waiving any right the non-breaching party may have to obtain performance, and (ii) does not preclude the non-breaching party from pursuing any and all remedies available to it at law or equity. Upon termination of any Purchase Order (or Change Notice) by Customer for material breach, Customer will not be obligated to make any payments due on or after the effective date of termination, if any, and will be entitled to a pro-rata refund of any prepayments. 6. GENERAL PROVISIONS 6.1. Accounting Reports. If requested by Kaiser, following the end of each calendar quarter, Supplier must submit to Customer an accounts receivable statement (in electronic format, preferred). The statement must include all open invoices, open credit memos, deductions, adjustments and cash on account/unapplied cash for the Customer and provide, if available, purchase order numbers, transaction numbers, transaction dates and details, check numbers, and amounts. Supplier must send the reports by U.S. mail, fax, or email to: Kaiser Permanente Health Plan Inc. Attn: Statement Review Department, Controller's Office, 1714 Franklin Street, # 331, Oakland CA 94612, Fax No: 800.364.7095, E-Mail: statement.review@kp.org 6.2. Sales Records. If requested by Customer, Supplier must provide periodic sales reports of the number of units of each Product and any Services distributed or sold to Customer pursuant to this Agreement in a form, content, and schedule satisfactory to the Customer. Supplier must not (a) sell or distribute sales or usage information to anyone not a party to this Agreement without the prior written consent of the Customer or (b) distribute copies, excerpts, facsimiles or summaries to Customer’s personnel without the prior approval of the Customer’s personnel who originally requested the information. 6.3. Product Catalog. If requested by Kaiser, within 30 days after the Effective Date of this Agreement, Supplier will prepare a Product/Services catalog and deliver it to Kaiser for its approval on media reasonably requested by Kaiser. The catalog will be identified with the names and logos of both Supplier and Kaiser (using the proper trademark information provided to Supplier by Kaiser) and will include Product and Services descriptions, Specifications, and any other information reasonably required by Kaiser to enable KP Entities to make informed purchasing decisions. Upon Kaiser’s approval of the catalog, Supplier will distribute catalogs to KP Entities, with the number and distribution list specified by Kaiser from time to time. On or before the 10th day of each calendar month, Supplier will distribute catalog updates to KP Entities, if applicable. All preparation and delivery of catalogs to KP Entities will be at Supplier’s cost and expense. 6.4. Assistance/Training/Documentation. Prior to the shipment date of a Product and as reasonably requested thereafter, Supplier will provide Customers with all necessary education, training, documentation and assistance in connection with the proper installation, operation and handling of each Product or any problems therewith at no additional charge unless otherwise specified in Exhibit A. The aforementioned training shall include the following: (a) Technical Training x x x Replacing the PAT cable Replacing the battery Device preparation Changing the probe o Master Products and Service Agreement Template Version – 4/26/17 [#322939-v17] 6 March 20, 2019 CONFIDENTIAL

DocuSign Envelope ID: 401D7E57-BECF-4F17-A613-8D2D118C4753 SBP placement and adhesive replacement Testing the device prior to distribution o o x x Proper patient education / instruction Device cleaning x zzzPAT software navigation Loading patient data Downloading the study Storing patient data Editing the sleep study Recalling studies o o o o o (b) Clinical Training x Data Interpretation Understanding the patient report Evaluation of the PAT signal o o All trainings may be conducted in person or via electronic means (such as, webinars) and will be provided by Itamar Medical Inc. as long as the devices are in use by Kaiser. 6.5. No Disruption in Use of Products. Supplier acknowledges that Customer is a provider of health care services; that Customer’s use of Products is vital to the business operations of Customer and to the health and safety of Customer’s patients and members; and that any interruption of Customer’s business could result in substantial liability to Customer. Supplier warrants and represents that it will not at any time render Products unusable or inoperable, take possession of Products provided to Customer, or in any way deliberately take any action to impede or interfere with the use or operation of Products by Customer, or otherwise impede or interfere with Customer’s businesses. 6.6. Reservation of Security Interest Prohibited. Supplier will not reserve a security interest in Products. Supplier will not encumber Products or impair a Customer’s ability to obtain financing of Products. 6.7. General Indemnification. Supplier must indemnify, defend and hold harmless Kaiser, each Customer, and each of their respective affiliates, officers, directors, employees and agents (in this Section 6.7, each an “KP Indemnified Party”) from and against any and all claims, demands, liabilities, damages, fines, costs and expenses (including attorneys’ and expert witness fees) (in this Section 6.7, collectively, “Claims”) made by a third party and arising from Supplier’s breach of this Agreement, any defect in a Product or the negligence/willful misconduct of Supplier; provided however, if the foregoing indemnification is based on Supplier’s fault and there is also fault on the part of an KP Indemnified Party, the indemnification shall be administered on a comparative fault basis. The foregoing shall be subject to KP Indemnified Party providing prompt written notice to Supplier of any event or circumstances which may be subject to Claims and allowing Supplier to manage the defense of any such Claims. KP Indemnified Party shall not settle any Claims, unreasonably withheld. absent the Supplier’s prior written consent, which shall not be Master Products and Service Agreement Template Version – 4/26/17 [#322939-v17] 7 March 20, 2019 CONFIDENTIAL

DocuSign Envelope ID: 401D7E57-BECF-4F17-A613-8D2D118C4753 Kaiser and each pertinent Customer must indemnify, defend and hold harmless Supplier, and each of its respective affiliates, officers, directors, employees and agents (in this Section 6.7, each an “Supplier Indemnified Party”) from and against any and all Claims”) made by a third party and arising from Kaiser and each pertinent Customer’s (a) breach of this Agreement, (b) any negligence/willful misconduct of Kaiser and each pertinent Customer (c) the misuse of any Products or use non-compliant with Suppliers’ written instructions with respect to the Products; provided however, if the foregoing indemnification is based on Kaiser and each pertinent Customer’s fault and there is also fault on the part of an Supplier Indemnified Party, the indemnification shall be administered on a comparative fault basis. The foregoing shall be subject to Supplier Indemnified Party providing prompt written notice to Kaiser and each pertinent Customer of any event or circumstances which may be subject to Claims and allowing Kaiser and the pertinent Customer to manage the defense of any such Claims. Supplier Indemnified Party shall not settle any Claims, absent Kaiser and the pertinent Customer’s prior written consent, which shall not be unreasonably withheld. 6.8. Infringement Indemnification. Supplier will indemnify, defend, and hold each Indemnified Party harmless from and against any Claims that a Product or Services furnished to a Customer under this Agreement infringes any patent, trademark, copyright, or other proprietary right of any third party or becomes the subject of an injunction or settlement prohibiting the use of such Product or Service. The foregoing shall be subject to Indemnified Party providing prompt written notice to Supplier of any event or circumstances which may give rise to indemnification under this section and allowing Supplier to manage the defense of any related Claims. Indemnified Party shall not settle any Claims, absent the Supplier’s prior written consent, which shall not be unreasonably withheld. In such a case, Supplier must at its own expense and at its discretion (i) procure for each Customer the right to continue using the Product/Service, or (ii) replace the Product with non-infringing products with equivalent or better capacity performance, or (iii) refund to each Customer the price paid for the Product and Services. 6.9. Insurance. Supplier shall procure and maintain the following insurance coverage (i) all insurance coverage required by federal and state law, including workers’ compensation insurance with statutory minimum limits and employer’s liability insurance with limits of not less than [REDACTED] each claim, (ii) current ISO commercial general liability policy, or equivalent coverage, with limits of not less than [REDACTED] per occurrence and aggregate, including coverage for products liability and contractual liability, (iii) if Supplier is providing professional services - professional liability (E&O) insurance with limits of at least [REDACTED] which provides coverage on an occurrence basis, or if on a “claims made” basis, then Supplier will maintain continuous coverage for five years after termination or expiration of the Agreement or purchase “tail coverage” for no less than five years after the policy terminates or lapses; and (iv) automobile liability insurance with limits of not less than [REDACTED] covering use of any auto. Supplier’s insurance must be primary and no other insurance maintained by Kaiser will be called upon to contribute to a loss. All insurance required of Supplier shall be through insurance carriers rated “A, X” or better by A.M. Best, and contain a separation of insureds endorsement. The commercial general liability insurance must cover Customer as an additional insured. Upon request, Supplier will provide Kaiser with an industry-standard certificate of insurance evidencing these coverages and a revised certificate of insurance if any of the policies are changed. If this Agreement includes Products subject to FDA oversight, of [REDACTED] , Supplier must also maintain an umbrella liability insurance policy in excess of the commercial general liability, employer’s liability, and commercial automobile liability coverage. 7. MISCELLANEOUS Master Products and Service Agreement Template Version – 4/26/17 [#322939-v17] 8 March 20, 2019 CONFIDENTIAL

DocuSign Envelope ID: 401D7E57-BECF-4F17-A613-8D2D118C4753 7.1 Independent Contractor. Supplier is an independent contractor and engages in the operation of its own business, and neither party is or will be considered to be the agent of the other party for any purposes. A party has no authorization to enter into any contracts, assume any obligations or make any warranties or representations on behalf of the other party. Nothing in this Agreement will be construed to establish a relationship of co-partner or joint venture between the parties or with any KP Entity. Kaiser or a KP Entity will not be responsible to Supplier, the employees of Supplier or any governing body for taxes on the payroll of Supplier. 7.2 Successors and Assigns. Supplier shall not assign, transfer or delegate any of the rights or obligations under this Agreement without the prior written consent of Kaiser. This Agreement and all of its provisions shall inure to the benefit of and become binding upon the parties and the successors and permitted assigns of the respective parties. 7.3 Confidentiality. The provisions of this Agreement are deemed to be confidential information and neither party will, without the other party’s prior written consent, divulge any of the provisions set forth in this Agreement or any confidential or propriety information about Kaiser or any KP Entity, including without limitation, information about its purchase, operations, customers and strategies, to any third parties; provided, however, a party receiving confidential information (“receiving party”) may disclose it to a third party having a need to know such information in order to perform the receiving party’s obligations under the terms of this Agreement or as may otherwise be required by Law (including Supplier’s performance of its public disclosure obligations as a publicly traded company in Israel and in the United States), but the receiving party is responsible to ensure that such third parties keep the disclosed information confidential and that any disclosure required by Law, shall be limited to the minimum extent required to comply with its legal obligations. 7.4 Compliance with Laws. Supplier agrees that all Products and Services provided pursuant to this Agreement shall be in compliance with all applicable Laws, including, as applicable, the Federal anti-kickback statute, (42 U.S.C. 1320a-7b), the STARK law (42 U.S.C. 1395nn) and the Health Insurance and Portability and Accountability Act of 1996, as amended, and the rules and regulations promulgated under its authority (“HIPAA”). Supplier has and shall maintain throughout the Term of this Agreement: (a) all professional and business licenses, certifications and similar requirements as required by Law; and (b) all accrediting requirements (if applicable) to perform the Services under this Agreement. In the performance of this Agreement Kaiser and Customer hereby represent and warrant that they shall abide by all Laws applicable to them, and that it shall use and dispense the Products in compliance with Supplier’s instructions. 7.5 Right to Inspect. Upon five (5) days notice from Kaiser, Supplier will provide Kaiser’s internal auditors (or such independent auditors and inspectors as Kaiser may designate in writing and have agreed to abide by reasonable confidentiality provisions) with access and the right to make copies of Supplier’s books and records relating to orders, invoices, sales reports and internal materials relevant to verifying the accuracy of the invoices submitted by Supplier to Customers. Supplier will cooperate with the inspection and will make the records and related materials reasonably required to conduct the inspection available on a timely basis. If any audit reveals any variance from any invoice in excess of 2% of the amount shown on such invoice, Supplier will reimburse Kaiser for all reasonable costs and expenses incurred in conducting such audit. 7.6 Kaiser Additional Requirements. Supplier will comply with the Kaiser Additional Requirements set forth in Exhibit B. Master Products and Service Agreement Template Version – 4/26/17 [#322939-v17] 9 March 20, 2019 CONFIDENTIAL

DocuSign Envelope ID: 401D7E57-BECF-4F17-A613-8D2D118C4753 7.7 Governing Law. This Agreement is governed by and construed in accordance with the internal laws of the State of California, without regard to its choice of law principles. 7.8 Notices. All notices provided under this Agreement will be in writing, and will be deemed given upon receipt if sent as follows: personally delivered or sent by confirmed fax, overnight mail by USPS or a commercial service with confirmed delivery, or certified mail (return receipt requested). If notice is mailed or faxed, delivery is effective at the date and time shown on the confirmation or return receipt. The addresses for notices to Kaiser and Supplier are set forth on the signature page of this Agreement. The address for notices to other Customers will be set forth in the Customer’s Purchase Order unless otherwise agreed. These addresses may be changed by notice to the other party. 7.9 Publicity. Without limitation to Section 7.3 above, Supplier will not, without the prior written consent of Kaiser, use in advertising, publicity, on the internet or otherwise the names, trade names, service marks, trade dress or logo of Kaiser, KP Entities, the Kaiser Permanente Medical Care Program or any affiliates of these entities or refer to the existence of this Agreement in any press releases, advertising, web sites or materials distributed or made available to prospective customers or other third parties. Any internal designation by Kaiser of Supplier’s Product as a ‘preferred product’ or a Customer’s purchase of Products or Services will not constitute an endorsement of Supplier’s Products or Services by Kaiser or KP Entities. 7.10 No Waiver. The waiver of any breach of any term or condition of this Agreement does not waive any other breach of that term or condition or of any other term or condition, unless agreed to in writing signed by both parties. 7.11 Severability. If any part of this Agreement is for any reason found to be unenforceable, then the unenforceable provision is reformed to conform to the law, and all other parts of this Agreement nevertheless remain enforceable. 7.12 Headings. The descriptive headings of the sections of this Agreement are inserted for convenience only and do not control or affect the meaning or construction of any section. 7.13 Remedies Cumulative. The rights and remedies of Kaiser and each KP Entity provided in this Agreement are not exclusive and are in addition to any other rights and remedies provided by law, including the California Uniform Commercial Code. 7.14 Time is of the Essence. Time is of the essence for any act or obligation of either party under this Agreement when time is a factor. 7.15 Force Majeure. Neither Party will be liable for any delays resulting from circumstances or causes beyond its reasonable control, including, without limitation, fire or other casualty, act of God, war or other violence, or any Law, of any governmental agency or authority (“Force Majeure”) if the Party claiming the Force Majeure uses reasonable efforts to continue to perform and give prompt written notice to the other party; provided, however, a Force Majeure does not excuse a party from fulfilling its obligations under an agreed business continuity plan. In the event any Force Majeure will continue or reasonably be expected to continue for more than 30 days, the party not claiming a Force Majeure is entitled to immediately terminate this Agreement by written notice to the other party. Master Products and Service Agreement Template Version – 4/26/17 [#322939-v17] 10 March 20, 2019 CONFIDENTIAL

DocuSign Envelope ID: 401D7E57-BECF-4F17-A613-8D2D118C4753 7.16 Survival. Any provision of this Agreement which by its nature must survive termination or expiration in order to achieve the fundamental purposes of this Agreement will survive any termination or expiration of this Agreement. 7.17 Controlling Terms. The provisions of this Agreement and the terms of any Purchase Order or Change Notice will supersede any inconsistent provisions contained in Supplier’s quotation, invoice, confirmation, acceptance, acknowledgement or similar form. All terms or conditions proposed in Supplier’s acceptance or acknowledgment form which add to, vary from, or conflict with the provision in this Agreement will be void. Any pre-printed terms in Customer’s or Supplier’s documents will also be void. In the event of conflicting provisions between the following documents, the provisions will govern in the following order: the latest Change Notice, the Purchase Order, the main body of this Agreement; and the other exhibits in order of priority as set forth in the table following the signature blocks. To the extent the terms of this Agreement directly conflict with the terms of a Business Associate Agreement which is incorporated into this Agreement, the terms of the Business Associate Agreement will take precedence. 7.18 Entire Agreement. This Agreement (which includes the Exhibits and Business Associate Agreement (if applicable)) may be executed in any number of counterparts, each of which is deemed an original but all of which constitute the same instrument. This Agreement may be executed by the exchange of faxed executed copies, certified electronic signatures, or copies delivered by electronic mail in Adobe PDF or similar format, and any signature transmitted by such means for the purpose of executing this Agreement shall be deemed an original signature for purposes of this Agreement. This Agreement, including all exhibits, attachments and documents incorporated herein by reference, constitutes the entire agreement on this subject and supersedes all previous and contemporaneous communications, representations, or agreements between Kaiser and Supplier regarding the referenced subject matter. This Agreement may not be modified orally, and no modification, amendment, or supplement is binding unless it is in writing and signed by authorized representatives of Kaiser and Supplier. Master Products and Service Agreement Template Version – 4/26/17 [#322939-v17] 11 March 20, 2019 CONFIDENTIAL

DocuSign Envelope 10: 40107E57-BECF-4F17-A613-8020118C4753 IN WITNESS WHEREOF,Kaiser and Supplier have executed this Agreement as written below. SUPPLIFR: KAISER FOUNnATION HFAITH PIAN,INC. lrDocuSigned by: :L E7!?:1& ITAMA {;j"ti By: L By:_ Title:_ T"tl 79CBE84B704246E... VP sourcing 1 e._ CEO ------------Print Name:_ Date:_ G1i ad_G.:;.1.:..1..:...c.;:..:.k;:..._ _ Print Name:_ Date:_ carlos A Agu1i ar 04/22/!::..:20::..::::..::::9 _ 04/02/2 0:.:..::::9 _ Address and Contact Person for Notices: Shy Sasson,Chief Financial Officer 3290 Cumberland Club Drive,Suite 100 Atlanta,GA 30339 Fax: 888 742-2628 Address and Contact Person for Notices: VP of Sourcing Kaiser Foundation Health Plan,Inc. 1800 Harrison Street,Suite 1800 Oakland,CA 94612 Fax: (510) 625-2882 Master Products and Service Agreement Template Version - 4/26/17 (#322939-v17) 12 March 20, 2019 CONFIDENTIAL Agreement Reference Title Order of Priority Body of Agreement 1 Exhibit A Products and Pricing 2 Exhibit B Additional Requirements 3

DocuSign Envelope 10: 40107E57-BECF-4F17-A613-8020118C4753 EXHIBIT A Products and Pricing Purchase Price Manufacturer Catalog# Conversion Factor Description [REDACTED] AC0000033 AC2000110 AC2000300 AC2000400 AC2100210 AC2101200 AC2110502 AC3000100 AC3000300 AS0037055 AS0060500 A$0060520 A$0060590 AS0060600 AS0060620 AS0065511 AS0065515 AS1680026 AS2151301 AS2151500 AS2151600 AS2161541 AS2165200 AS2165205 CB1000012 CP7200010 CS1000101 CS2110500 CT0070000 FG2110010 FG2110015 FG2110030 FG2110060 FG2111510 FG2111515 FG2111520 FG2111530 FG2111540 FG2111550 FG2111560 FG2170102 MP2173300 MP2173302 WatchPAT200/U Docking Station Adhesive Set for SBP Sensor 24 Bracelets for WatchPAT SBP Sensor for WatchPAT 12 Pneumo-Opt sip Probes 12 Pneumo-Opt uPAT Probes Watch-PAT200U Central Plus Sensor Replacement US & ROW CentralPlus Add-On Kit with RESBP US & ROW li-lon Polymer Battery Pack PAT Cable WP200 Unified Oximeter sensor for WP200 PAT Cable WP200 PAT Cable WP200 Oximeter sensor for WP200 Cable Bracelet to WP200 Cable Bracelet to WatchPAT200U Endo-PAT2000 S/W CD v3.6.2 Strap assy Watch-PAT200 Strap for Watch-PAT200U Small Strap for Watch-PAT200U ZzzPAT S/W CD V=4.6.71.7 Watch-PAT200 Patient Video WatchPAT SBS CD Cord USB A/Mini - B Oximeter adhesive bands x 25 1Year Warranty Watch-PAT WP200U With Trade In Bracelet Clips WatchPAT 200 Kit,10 Bundle WatchPAT 200 Kit,15 Bundle WatchPAT 200 Kit,30 Bundle WatchPAT 200 Kit, 60 Bundle WatchPAT 200 Kit,10 Central Bundle WatchPAT 200 Kit,15 Central Bundle WatchPAT 200 Kit, 20 Central Bundle WatchPAT 200 Kit,30 Central Bundle WatchPAT 200 Kit, 40 Central Bundle WatchPAT 200 Kit,50 Central Bundle WatchPAT 200 Kit, 60 Central Bundle Sleeve Disposable x25 Insert for WP200 Carry Case Carrying Case WP200 1 12 24 1 12 12 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 25 1 1 6 1 1 1 1 1 1 1 1 1 1 1 25 1 1 Ea Ca Ca Ea Ca Ca Ea Ea Ea Ea Ea Ea Ea Ea Ea Ea Ea Ea Ea Ea Ea Ea Ea Ea Ea Ca Ea Ea Ca Ea Ea Ea Ea Ea Ea Ea Ea Ea Ea Ea Ea Ea Ea 1Ea/Ea 12Ea/Ca 24Ea/Ca 1Ea/Ea 12Ea/Ca 12Ea/Ca 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 25Ea/Ca 1Ea/Ea 1Ea/Ea 6Ea/Ca 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 25Ea/Ca 1Ea/Ea 1Ea/Ea [REDACTED) [REDACTED] .[REDACTED) [REDACTED] [REDACTED] [REDACTED] [REDACTED] [REDACTED] [REDACTED] [REDACTED) [REDACTED] [REDACTED) [REDACTED) [REDAC1ED] [REDACTED] [REDACTED) [REDACTED) [REDACTED] [REDACTED) [REDACTED) (JJ!DJ\Ct!D) [JJ!DACtm: [REDACTED) (REDACTED) [REDACTED) [REDAC1ED] [REDACTED] [REDACTED) [REDACTED] [REDACTED] [REDACTED] [REDACTED] [REDACTED] [REDACTED]) [REDACTED] [REDACTED] [REDACTED] :[REDACTED] [REDACTED] [REDAC1ED) [REDACTED) [REDAC1ED] Master Products and Service Agreement Template Version - 4/26/17 (#322939-v17) 13 March 20,2019 CONFIDENTIAL

DocuSign Envelope 10: 40107E57-BECF-4F17-A613-8020118C4753 (RED ACTED) MP2173310 MP2272130 MP2272135 OM2193301 OM2193302 OM2193303 OM2193304 om2193305 OM2193306 OM2193307 OM2193308 OM2193313 OM2193319 OM2193320 OM2193332 OM2193333 OM2193334 OM2193339 Small Carrying Case WP200 Battery cover for WatchPAT200 Battery cover for WatchPAT200 New Step by Step Guide WP200 Swedish Step by Step Guide WP200 Hebrew Step by Step Guide WP200 for Bracelet Step by Step Guide WP200 Russian Step by Step Guide WP200 Spanish Step by Step Guide WP200 Arabic Step by Step Guide WP200 Chinese Step by Step Guide WP200 English Step By Step Guide Spanish Step By Step Guide Arabic Step by Step Guide French Step By Step Guide Russian Step By Step Guide Span WP200 Unified+ltamar SBP Step By Step Guide ROW WP200 Unified+ltamar SBP StepByStep Guide Arabic Step By Step Guide Spanish EU WP200 Unified+ltamar SBP Step By Step Guide - English Kaiser Step By Step Guide -Spanish Kaiser Step By Step Guide Spanish US WP200 Unified+ltamar SBP Quick Reference Cards for WP200 Step By Step Guide US and Canada WP200 Unified+ltamar SBP Quick Reference Cards for WP200+SBP New Quick Reference Cards for WP200+SBP New Operation ManualWP200 Operation ManualWP200+SBP New Operation Manual Pow-Supp.100-240VAC W.M. Watch-PAT200 Demo Device Upgrade Kit Watch-PAT200U Oximeter sensor for WP200 PAT Cable WP200 Oximeter sensor for WP200 Nonin Adapter Box Assy Nonin Adapter Box Assy Nonin Adapter Box Assy 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 Ea Ea Ea Ea Ea Ea Ea Ea Ea Ea Ea Ea Ea Ea Ea Ea Ea Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea (>ZDU !DJ IRIDM:TEDJ (REDACTED) !UD'tmll (l!DO<mll (l!DfCllQ (l!DO< U!DI (lm >.C !DJ (>ZDU!!D (>ZDU!!DJ (>ZDU!!I (>ZDU!!D (UIN:D!I (>ZDU!J!Il (>ZDU!! I ,l;ll!DI'£1!J (UIN:!l!I (>ZDU!l!I OM2193347 OM2193348 OM2193349 1 1 1 Ea Ea Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea ,(UIN:!l!I !UD't') ,(UIN:!!l Ea Ea 1Ea/Ea 1Ea/Ea OM2193349 OM2193351 1 1 (l!DO<mll ,.,.,..m (l!DUrm: Ea Ea Ea Ea Ea Ea Ea Ea Ea Ea Ea Ea Ea Ea Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea 1Ea/Ea OM2193352 OM2193360 OM2193370 OM2196303 OM2196330 OM2196331 PS0000013 UDA2110402 UP2100300 US0060520 US0060600 US0060620 US22S0304 US22S0305 US2250306 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 (lm >.C !DJ (REDACTED) (REDACTED) (>ZDU!!DJ [REDAClED] [REDACTED) [REDACTED] lREDAClED] (REDACTED) [REDACTED] [REDAClED] [REDACTED] [REDACTED] Master Products and Service Agreement Templa te Version - 4/26/17 (#322939-v17) 14 March 20,2019 CONFIDENTIAL

DocuSign Envelope ID: 401D7E57-BECF-4F17-A613-8D2D118C4753 EXHIBIT B ADDITIONAL REQUIREMENTS FOR VENDORS, CONTRACTORS AND SUPPLIERS Definitions. As used herein, the following definitions shall apply: “Customer” means a Kaiser Permanente entity purchasing goods or services from Supplier. “KP” means the integrated health care delivery organization doing business as Kaiser Permanente®, which includes Customer and its affiliates. “Supplier” means a vendor, contractor or supplier who is providing goods and/or services to a Customer. x x Vendor Code of Conduct. KP strives to demonstrate high ethical standards in its business practices. KP’s vendors play an integral role in making this happen. The Vendor Code of Conduct, available for review at http://supplier.kp.org/formsreqs/index.html, contains the minimum standards by which Supplier is expected to conduct itself when providing Services to KP. Invoice and AP Requirements. In order to facilitate timely and accurate payment of invoices, Kaiser requires vendors, contractors and suppliers to comply with the Kaiser Permanente Invoice and Accounts Payable Requirements fully described at http://supplier.kp.org/formsreqs/index.html. Site Access and Visitation. If Supplier is providing services at a Customer facility, Supplier will comply with all applicable security, access, safety and fire protection regulations, Customer policies and procedures, and all applicable state and municipal safety regulations, building codes or ordinances while performing the services under this Agreement, including, as applicable the Vendor Visitation Policy, available for review at http://supplier.kp.org/formsreqs/index.html. Training. If Supplier provides services at a Customer facility on a regular basis, Supplier agrees that its personnel performing services at Customer facilities shall undergo the same training that Customer imposes on its own employees and supervisors in similar positions to ensure full compliance with all applicable laws, regulations and KP policies. Failure of a Supplier employee to timely complete any mandatory training course shall result in Customer removing the employee from his/her assignment. Supplier Diversity. KP has a long standing commitment to supplier diversity. KP recognizes the benefits of inclusion and strives to ensure that minority, women and veteran owned businesses (each a “Diverse Supplier”) are provided the maximum practical opportunity to participate in the performance of contracts. KP’s commitment extends to the prime suppliers with whom we do business. Accordingly, we encourage our suppliers to award subcontracts and/or utilize Diverse Suppliers where such usage is consistent with the efficient performance of this Agreement and without compromise of quality and reliability expectations. x x x x If Supplier is a Diverse Supplier, then it must register with KP on the KP Supplier Diversity portal at: http://xnet.kp.org/supplierdiversity/registration.html. All Suppliers, except small businesses, that receive contracts in excess of $550,000 will be required to report their Tier II expenditures into KFH/HP’s on-line reporting portal on a quarterly basis. "Diversity Supplier" as used herein means a business that is one or more of the following: minority owned, women owned, veteran owned or small. x Business Associate Agreement (BAA). If Supplier will have access to KP patient(s) protected health information as defined under HIPAA (“PHI”), Supplier must complete and sign KP’s Business Associate Agreement. With respect to electronic PHI, Supplier must permit KP personnel to perform a security Master Products and Service Agreement Template Version – 4/26/17 [#322939-v17] 15 March 20, 2019 CONFIDENTIAL

DocuSign Envelope ID: 401D7E57-BECF-4F17-A613-8D2D118C4753 risk assessment of its facilities and systems. If Supplier will have access to PHI, Supplier represents that it will not receive or contract with organizations that receive, process or store PHI outside of the United States, Puerto Rico, or the U.S. Territories. Check one of the following: Business Associate Agreement (BAA) is required, has been executed, and is incorporated herein by this reference; or Business Associate Agreement (BAA) is not required x Business Continuity Planning. Kaiser requires each supplier to maintain and routinely test a comprehensive Business Continuity Plan to ensure appropriate and timely recovery of services to Kaiser Permanente during times of business interruption as more fully described at http://supplier.kp.org/formsreqs/index.html. Quality Assurance Program. If Supplier is providing goods or services to Customer that are used in a licensed or accredited healthcare facility, Supplier shall participate in the Kaiser Permanente Quality Assurance Program, which is available for review at http://supplier.kp.org/formsreqs/index.html. Computer System Access. If Supplier will have access to Kaiser’s computer system to perform services for a Customer, then Supplier shall comply with the Computer System Access Requirements, which are available for review at http://supplier.kp.org/formsreqs/index.html. Data Security Requirements. If Supplier will be accessing, generating, processing, hosting, or storing personally identifiable information, data, or records relating to any patient, member, employee, or contractor of any Kaiser Permanente entity, then Supplier must comply with the Data Security Requirements, which are available for review at http://supplier.kp.org/formsreqs/index.html. Background Check. If Supplier is providing services to Customer, Supplier shall comply with the background check requirements, which are available for review at http://supplier.kp.org/formsreqs/index.html. Drug Screening. Upon request, Supplier will comply with Kaiser’s Drug Screening Requirements, which are available for review at http://supplier.kp.org/formsreqs/index.html. Health Screening. If Supplier is providing Services to Customer, Supplier will comply with the health screening requirements, which are available for review at http://supplier.kp.org/formsreqs/index.html. Travel and Expense Guidelines. If Customer has agreed in the Agreement or SOW, as applicable, to reimburse Supplier’s travel and associated expenses, then Supplier must comply with the Travel and Expense Guidelines, which are available for review at http://supplier.kp.org/formsreqs/index.html. Accessibility Standards. If Supplier is providing website products/services that will be accessible to KP members, employees or the public, then Supplier must ensure that its website products/services are accessible for users with disabilities by meeting the Web Content Accessibility Guidelines (WCAG) 2.0, Level AA. Payment Card Industry Requirements. If supplier’s services include processing, storing, using or transmitting payment cardholder data, then supplier will comply with the Kaiser Permanente Payment x x x x x x x x x Card Industry Data Security Requirements, which are available for review at http://supplier.kp.org/formsreqs/index.html. Master Products and Service Agreement Template Version – 4/26/17 [#322939-v17] 16 March 20, 2019 CONFIDENTIAL

DocuSign Envelope ID: 401D7E57-BECF-4F17-A613-8D2D118C4753 x Environmentally Preferable Purchasing (EPP) Program. If Supplier is supplying products/equipment, Supplier must comply with the Environmentally Preferable Purchasing Program (EPP) requirements, which are available for review at http://xnet.kp.org/compliance/supplier/ep/index.html. Distribution and Transportation Guidelines. If supplier is supplying products or equipment, Supplier must use reasonable efforts to comply with the Distribution and Transportation Guidelines, which are available for review at: http://supplier.kp.org/formsreqs/index.html. GS1® Healthcare Requirements for Vendors, Contractors and Suppliers. If Supplier is supplying x x medical device products, Supplier must comply with the GS1® Healthcare Requirements, which are available for review at http://supplier.kp.org/formsreqs/index.html. Master Products and Service Agreement Template Version – 4/26/17 [#322939-v17] 17 March 20, 2019 CONFIDENTIAL